UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On June 7, 2017, DASAN Zhone Solutions, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Capital Market provided that, on or before September 27, 2017, the Company shall have filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”). In addition, the Panel decision requires that the Company be able to demonstrate compliance with all requirements for continued listing on Nasdaq and that the Company provide prompt notification of any significant events that occur during the extension period (including any event that may call into question the Company’s historical financial information or that may impact the Company’s ability to maintain compliance with any Nasdaq listing requirement or deadline for the filing of the Form 10-K and Form 10-Q).
As previously reported, on April 6, 2017 and May 17, 2017, the Listing Qualifications Staff of Nasdaq notified the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to its failure to timely file the Form 10-K and the Form 10-Q, respectively, and that the late filing of such reports served as an immediate basis for delisting unless the Company timely requested a hearing before the Panel. The Company timely requested a hearing and, on April 20, 2017, the Company received a letter from Nasdaq indicating that the Panel had granted the Company’s request to extend the stay of the suspension of trading in the Company’s common stock pending the Company’s scheduled hearing before the Panel on May 25, 2017 and a final determination regarding the Company’s listing status.
The Panel reserved the right to reconsider the terms of its decision based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. In addition, any compliance document will be subject to review by the Panel, which may, in its discretion, request additional information before determining that the Company has complied with the terms of the exception. In addition, the Nasdaq Listing and Hearing Review Council may review the Panel decision, in which event it may affirm, modify, reverse or remand the decision to the Panel.
In the event the Company is unable to fully comply with the terms of the Panel decision, the Company’s common stock may be delisted from The Nasdaq Capital Market. The delisting of the Company’s common stock from The Nasdaq Capital Market could have a material adverse effect on the Company's business and on the trading of its common stock.
On June 8, 2017, the Company issued a press release announcing its receipt of the Nasdaq letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended, including statements related to the continued stay of the suspension of the Company’s common stock, the Company regaining compliance with the periodic filing requirements set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules, the completion of the audit of the Company's financial statements for the year ended December 31, 2016, the timing of filings with the SEC, any reconsideration by the Panel or review by the Nasdaq Listing and Hearing Review Council of the Panel decision and the consequences of delisting the Company's common stock from the Nasdaq Capital Market. The Company uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the Company's other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company assumes no obligation to update any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release dated June 8, 2017 issued by DASAN Zhone Solutions, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 8, 2017 issued by DASAN Zhone Solutions, Inc.